                                                                     EXHIBIT 4.1
                                                                     -----------

                             AMENDMENT NUMBER ONE

                                    TO THE

                              BURLINGTON NORTHERN

                        401(k) RETIREMENT SAVINGS PLAN


     WHEREAS, effective January 1, 1994, the Board of Directors of Burlington Northern Railroad Company (the "Company") adopted the Burlington Northern 401(k) Retirement Savings Plan (the "Plan"); and

     WHEREAS, the Company desires to make changes to the Plan; and

     WHEREAS, the Plan may be amended pursuant to Article XI therein;

     NOW, THEREFORE, the Plan is hereby amended by this Amendment Number One effective January 1, 1994, except as otherwise provided, as follows:


A.   Section 2.3 is amended in its entirety to read as follows:

     "Section 2.3 Active Participant. An employee is an "Active Participant" if
                  ------------------
     he is a Participant, if he is or has been a Qualified Employee, and if he has not become an Inactive Participant pursuant to Section 3.5."

B.   Section 2.9 is amended to add a new Subsection (c) at the close of such
     Section:

     "(c) Effective for Plan Years beginning on or after January 1, 1995, Certified Earnings shall not include any wages or other compensation that are not covered by a collective bargaining agreement between the Company or Participating Employer and the Union, or any extension or renewal thereof."

C.   Subsection 3.5(b) is deleted.

D.   Subsection 4.2(e) is amended in its entirety to read as follows:

     "(e) Limitation of Certain Annual Compensation. Certified Earnings, and any
          -----------------------------------------
     other elements of remuneration considered under the Plan, shall be limited as necessary to comply with the requirement of Code Section 401(a)(17) (and related Code sections and regulations) such that the annual compensation (within the meaning of such Code sections and regulations) of each Employee taken into account under the Plan for the year shall not exceed $200,000 (or such adjusted amount as may be prescribed by the Secretary of the Treasury in connection with the adjustments prescribed under Code Section 415(d)). Effective for Plan Years beginning on or after the earlier of:

                (1)   The latest of:

                      (i)   January 1, 1994;

                      (ii) The date of execution of an extension or replacement of the last collective bargaining agreement between the Company or Participating Employer and the Union in effect on August 10, 1993; or


                (2) January 1, 1997, $150,000 shall replace $200,000 where it appears in the preceding sentence."

E.  Section 7.6(a) is amended in its entirety to read as follows:

    "(a) The amount of any loan to such Participant shall not exceed the lesser of the following amounts:


                (1) $50,000, reduced by the highest outstanding loan balance in the previous twelve (12) months, or

                (2) 50% of the Participant's vested Account balance as of the Valuation Date immediately preceding the date the loan is made."

F.  Section 8.1(d) is amended in its entirety to read as follows:

    "(d) If the Participant dies before receiving a distribution, the Participant's Account (less any outstanding loan balance) shall be distributed to his Beneficiary in an immediate lump sum payment, except that if the Beneficiary is the Participant's spouse, the spouse Beneficiary may elect not to take such immediate distribution, subject to all the other provisions of this Section as though the spouse were a Participant."

     IN WITNESS WHEREOF, the Company has caused this Amendment Number One to be executed and adopted this 28th day of June, 1994, to be effective January 1, 1994, except as otherwise provided.

Attest:                                     BURLINGTON NORTHERN RAILROAD
                                            COMPANY (the "Company")


(SEAL)


BY: /s/(signature appears here)              BY: /s/ Alan W. Speaker
    ---------------------------                 -------------------------
                                                Alan W. Speaker
                                                Vice President Human Resources

              BURLINGTON NORTHERN 401(k) RETIREMENT SAVINGS PLAN



                   (Adopted Effective As of January 1, 1994)

                               TABLE OF CONTENTS



ARTICLE I

  Name of Plan......................................................   1
  Purpose...........................................................   1
  Effective Date....................................................   1
  Company...........................................................   1
  Union.............................................................   1
  Construction and Applicable Law...................................   1
  Applicability of Future Amendments................................   2


ARTICLE II: MISCELLANEOUS DEFINITIONS

  Acceptance Agreement.............................................    2
  Account..........................................................    2
  Active Participant...............................................    2
  Adoption Resolution..............................................    2
  Affiliate........................................................    3
  Alternate Payee..................................................    3
  Beneficiary......................................................    3
  Board............................................................    3
  Certified Earnings...............................................    3
  Code.............................................................    4
  Committee........................................................    4
  Common Control...................................................    4
  Disability.......................................................    4
  Employment Commencement Date.....................................    4
  ERISA............................................................    5
  Highly Compensated Employee......................................    5
  Investment Fund..................................................    6
  Leased Employee..................................................    7
  Named Fiduciary..................................................    8
  Normal Retirement Age............................................    8
  Participant......................................................    8
  Participating Employer...........................................    8
  Plan.............................................................    8
  Plan Assets......................................................    8
  Plan Year........................................................    9
  Qualified Domestic Relations Order...............................    9
  Qualified Employee...............................................    9
  Successor Employer...............................................    9
  Termination of Employment........................................    9
  Trustee..........................................................   10
  Valuation Date...................................................   10

ARTICLE III:  PLAN PARTICIPATION

   Entry Date......................................................   10

  Eligibility for Participation....................................   10
  Duration of Participation........................................   11
  No Guarantee of Employment.......................................   11
  Inactive Participants............................................   12

ARTICLE IV:  DEPOSITS, CONTRIBUTIONS, AND ROLLOVERS

A.   Deposits

   Before Tax Deposits.............................................   12
   a. Initial Election.............................................   12
   b. Subsequent Modifications.....................................   12
   c. Election Procedure...........................................   13
   d. Internal Revenue Code Limits.................................   13

B.   Limitations on Deposits

   Limitation on Allocations.......................................   13
   Adjustment of Deposits if Required by Code Section 401(k).......   15
   Rollovers.......................................................   17


ARTICLE V:  INVESTMENT FUNDS AND ACCOUNTS

   Accounts for Participants.......................................   18
   Investment Funds................................................   18
   Investment Fund Designations....................................   18
   Valuation of Investment Funds...................................   19
   Valuation of Accounts in Investment Funds.......................   19
   Statement of Account............................................   19


ARTICLE VI:  DESIGNATION OF BENEFICIARY

   Persons Eligible to Designate...................................   19
   Special Requirements for Married Participants...................   19
   Form and Method of Designation..................................   20
   No Effective Designation........................................   20


ARTICLE VII:  BENEFIT REQUIREMENTS; WITHDRAWALS; LOANS

   Vesting.........................................................   21
   Benefit on Termination of Employment............................   21
   Death...........................................................   21
   Divorce.........................................................   21
   Withdrawals While Employed......................................   21
   Plan Loans to Participants who are Current Employees............   23
   Distribution Rollovers..........................................   26


ARTICLE VIII:   DISTRIBUTION OF BENEFITS

   Time and Method of Payment......................................   27

    Accounting Following Termination of Employment.................   29
    Source of Benefits.............................................   29
    Incompetent Payee..............................................   30
    Benefits May Not be Assigned or Alienated......................   30
    Payment of Taxes...............................................   30
    Conditions Precedent...........................................   30
    Company Directions to Trustee..................................   31

ARTICLE IX:   PLAN

    Composition....................................................   31
    Trustee........................................................   31
    Compensation and Expenses of Trustee...........................   32
    Investment Fees and Expenses...................................   32
    No Diversion...................................................   32


ARTICLE X:  ADMINISTRATION OF PLAN

    Named Fiduciaries..............................................   33
    Employee Benefits Committee....................................   33
    Organization of Committee......................................   34
    Procedures.....................................................   34
    Committee's Powers and Duties..................................   35
    Committee's Decisions Conclusive...............................   36
    Indemnity......................................................   36
    Prohibited Transactions........................................   37
    Bonding........................................................   37
    Claims Procedure...............................................   37
    a.  Claims for Benefits........................................   37
    b.  Notice of Denial of Claim..................................   37
    c.  Request for Review of Denial of Claim......................   38
    d.  Decision of Review of Denial of Claim......................   38


ARTICLE XI:  PLAN AMENDMENT, TERMINATION, MERGER, AND
             ADOPTION BY AFFILIATES

    Amendment and Termination......................................   39
    Distribution Upon Termination..................................   39
    Corporate Reorganization.......................................   40
    Plan Merger or Transfer........................................   40
    Affiliate Participation........................................   41
    Action Binding on Participating Affiliates.....................   41
    Termination of Participation of Affiliate  ....................   41

              BURLINGTON NORTHERN 401(k) RETIREMENT SAVINGS PLAN


                                   ARTICLE I


     Section 1.1  Name of Plan. The name of the 401(k) plan set forth herein is
                  ------------
"Burlington Northern 401(k) Retirement Savings Plan." It is sometimes herein referred to as the "Plan."


     Section 1.2  Purpose. The purposes of the Plan are to provide a means for
                  -------
employees to adopt a regular savings program and to provide a supplement to their retirement income.


     Section 1.3  Effective Date. The "Effective Date" of the Plan is January 1,
                  --------------
1994, the date as of which the Plan is established.


     Section 1.4  Company. The "Company" is the Burlington Northern Railroad
                  -------
Company and any successor company thereof.



     Section 1.5 Union.  "Union" means a labor organization which represents
                 -----
employees of the Company or a Participating Employer under the Railway Labor Act and which has the authority to accept this Plan on behalf of the employees of the Participating Employer it represents.


     Section 1.6 Construction and Applicable Law.  The Plan is intended to meet
                 -------------------------------
the requirements for qualification under Code Section 401(a) and to be in full compliance with applicable requirements of ERISA. The Plan shall be administered and construed consistent with said intent. It shall also be construed and administered according to the laws of the State of Texas to the extent that such laws are not preempted by the laws of the United States of America. The Plan shall be construed in accordance with the following rules:

         (a) Headings at the beginning of articles and sections hereof are for convenience of reference, shall not be considered a part of the text of the Plan, and shall not influence its construction.

         (b) Capitalized terms used in the Plan shall have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

         (c) Any references to the masculine gender include the feminine and vice versa.

         (d) Use of the words "hereof," "herein," "hereunder," or similar compounds of the word "here" shall mean and refer to the entire Plan unless the context clearly indicates to the contrary.

         (e) The provisions of the Plan shall be construed as a whole in such manner as to carry out the provisions thereof and shall not be construed separately without relation to the context.

     Section 1.7 Applicability of Future Amendments.  Except as may be
                 ----------------------------------
specifically provided to the contrary, any amendment to the Plan shall apply only to the benefits accrued to individuals who are employees of a Participating Employer or Affiliate on or after the effective date of such amendment.


                                  ARTICLE II

                           MISCELLANEOUS DEFINITIONS
                           -------------------------

     Section 2.1 Acceptance Agreement.  "Acceptance Agreement" is the separate
                 --------------------
document through which a Union accepts this Plan for its members who are employees of the Company or a Participating Employer.


     Section 2.2 Account.  "Account" means a Participant's or Beneficiary's
                 -------
interest in the Plan Assets as described in Section 5.1.

     Section 2.3 Active Participant.  An employee is an "Active Participant"
                 ------------------
only while he is both a Participant and a Qualified Employee.


     Section 2.4 Adoption Resolution.  "Adoption Resolution" is the separate
                 -------------------
document through which the Company or a Participating Employer adopts this Plan.

     Section 2.5 Affiliate.  "Affiliate" means any trade or business entity
                 ---------
under Common Control with a Participating Employer, or under Common Control with a Predecessor Employer while it is such.

     Section 2.6 Alternate Payee.  "Alternate Payee" means a spouse, former
                 ---------------
spouse, child, or other dependent of a Participant who is recognized by a Qualified Domestic Relations Order as having a right to receive all or a portion of the benefits payable under the Plan to a Participant.

     Section 2.7 Beneficiary.  "Beneficiary" means the person or persons
                 -----------
designated as such pursuant to Article VI.


     Section 2.8 Board.  The "Board" is the board of directors of the Company,
                 -----
and includes any executive committees thereof authorized to act for such bodies.


     Section 2.9 Certified Earnings.  "Certified Earnings" of a Participant from
                 ------------------
a Participating Employer for a Plan Year means the total compensation reported by the Company or Participating Employer to the Internal Revenue Service in Box 10 of its Form W-2 on behalf of the Participant, and includes performance incentive amounts, such as a bonus and reserve board payments, guarantee payments, and payments made under the Company's wage continuation program, but is subject to the following limitations:

          (a) Except as provided in subsection (b), allowances or reimbursements for expenses, including, but not limited to, moving expenses and allowances, severance or separation pay payments of any kind, payments or contributions to or for the benefit of the employee under any other deferred compensation, pension, profit sharing, insurance, sickness or other employee benefit plan, productivity payments of any type, any stock-based payments, merchandise discounts, safety awards, smoking cessation and tuition reimbursement payments, Christmas gifts and payments of like character, non-cash employee awards, including stock, club dues or benefits in the form of property or the use of property shall not be included in computing Certified Earnings.

         (b) If a Participant elects to have his compensation reduced for purposes of having his employer make Before Tax Deposits, his Certified Earnings shall be the amount he would have received but for the reduction.

     Section 2.10 Code.  "Code" means the Internal Revenue Code of 1986 as from
                  ----
time to time amended.


     Section 2.11 Committee.  The "Committee" is the Employee Benefits Committee
                  ---------
appointed by the Chief Executive Officer of the Company to administer the Plan, as described in Article X hereof.


     Section 2.12 Common Control.  An entity (whether corporation, partnership,
                  --------------
sole proprietorship, or otherwise) is under "Common Control" with another entity
(i) if both entities are corporations which are members of a controlled group of corporations as defined in Code Section 414(b), or (ii) if both entities are trades or businesses (whether or not incorporated) which are under common control as defined in regulations under Code Section 414(c), or (iii) if both entities are members of an "affiliated service group" as defined in Code Section 414(m) or otherwise required to be aggregated under Code Section 414(o). However, in determining Common Control for purposes of determining which entities are Affiliates and for purposes of applying the limits under Code
Section 415, the phrase, "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Code Section 1563(a)(1) (which is referred to in Code Section 414(b)) or in the regulations under Code
Section 414(c).

     Section 2.13 Disability.  "Disability" occurs if and when the Committee
                  ----------
receives notice that the Railroad Retirement Board or, if applicable, the Social Security Administration, has approved a disability award for a Participant.


     Section 2.14 Employment Commencement Date.  "Employment Commencement Date"
                  ----------------------------
means the date on which a person first becomes an employee of a Participating Employer (whether before or after the Participating Employer becomes such) or an Affiliate.

     Section 2.15 ERISA.  "ERISA" means the Employee Retirement Income Security
                  -----
Act of 1974 as from time to time amended.


     Section 2.16 Highly Compensated Employee.  "Highly Compensated Employee"
                  ---------------------------
shall include highly compensated active employees and highly compensated former employees. A highly compensated active employee includes any employee who performs service for the employer during the determination year, and who, during the lookback year or the appropriate calendar year:

         (i) received compensation from the employer in excess of $75,000 (as adjusted pursuant to Code Section 415(d));

         (ii) received compensation from the employer in excess of $50,000 (as adjusted pursuant to Code Section 415(d)) and was a member of the top-paid group for such year; or

         (iii) was an officer of the employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code Section 415(b)(1)(A).

The term "Highly Compensated Employee" also includes:

         (iv) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the employee is one of the 100 employees who received the most compensation from the employer during the determination year; and

         (v) Employees who are five percent owners at any time during the look-back year, the calendar year, or the determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year, calendar year, or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.


     For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year. The calendar year shall be the appropriate calendar year.

     A highly compensated former employee includes any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's 55th birthday.

     If an employee is, during a determination year or lookback year, a family member of either a five percent owner who is an active or former employee or a Highly Compensated Employee who is one of the ten most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member of the five percent owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and the five percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee, and the spouses of such lineal ascendants and descendants.

     The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. Highly compensated Employees may be determined by any appropriate method, in the Committee's discretion.

     Section 2.17 Investment Fund.  "Investment Fund" means any of the following
                  ---------------
funds for investment of Plan Assets, all of which may hold a reasonable amount of cash and liquid assets, in addition to the assets described below, and each of which may make appropriate investments, either directly or indirectly, by means of securities of a regulated investment company or trust or interests in an investment company's pooled account or a common trust fund or collective investment fund of a bank or similar financial institution with a similar investment purpose, in accordance with the description of the fund:


         (a) A "BNI Stock Fund," which shall be invested primarily in shares of the common stock of Burlington Northern Inc. and may, following the receipt of shares of common stock of another company as a result of a distribution to stockholders of Burlington Northern Inc., include such shares of such other company pending their sale or exchange in order to reinvest in common stock of Burlington Northern Inc. within the time limit specified by Code Section 401(j) for reinvestment in employer securities in a manner that preserves net unrealized appreciation.

         (b) A "Balanced Fund," which shall be invested in a mix of U.S. and non-U.S. bonds, a mix of U.S. and non-U.S. equities, and money market instruments, as described in the Trust, as the Trustee, acting in accordance with the provisions of the Trust and instructions from the Committee or an investment manager designated by the Committee, deems advisable.

         (c) An "Income Fund," which shall be invested in any combination of investment contracts and money market instruments as described in the Trust, as the Trustee, acting in accordance with the provisions of the Trust and instructions from the Committee or an investment manager designated by the Committee, deems advisable.

         (d) A "U.S. Equity Index Fund," which shall be invested in equities whose aggregate composition will replicate the performance of its namesake index as described in the Trust, as the Trustee, acting in accordance with the provisions of the Trust and instructions from the Committee or an investment manager designated by the Committee, deems advisable.

         (e) A "Loan Fund," which shall be invested individually for each borrowing Participant in any loans that such Participant has under the Plan.

         (f) "Additional Funds," which may be established from time to time by the Committee and which shall be invested in such appropriate investments, as described in the Trust, as the Trustee, acting in accordance with the provisions of the Trust and instructions from the Committee or an investment manager designated by the Committee, deems advisable.

     Section 2.18 Leased Employee. "Leased Employee" means a person who is not a
                  ---------------
common law employee but who performs services for the Company or an affiliate pursuant to an agreement with a leasing organization (within the meaning of Code Section 414(n)(2)), if such person has performed the services on substantially a full-time basis for a period of at least one year, and the services are of a type historically performed by Employees.

     Section 2.19 Named Fiduciary.  The Committee is a "Named Fiduciary" for
                  ---------------
purposes of ERISA with, subject to the terms, conditions and restrictions elsewhere contained in this Plan, authority to control or manage the operation and administration of the Plan. Other persons are also fiduciaries under said Act if so provided by said Act. Such other person or persons shall have such authority to control or manage the operation and administration of the Plan, including control or management of the assets of the Plan, as may be provided by said Act.

     Section 2.20 Normal Retirement Age.  "Normal Retirement Age" is age 65.
                  ---------------------


     Section 2.21 Participant.  A "Participant" is an individual described as
                  -----------
such in Article III hereof.


     Section 2.22 Participating Employer.  The Company, as well as Western Fruit
                  ----------------------
Express Company, are Participating Employers in the Plan. With the consent of the Company, any other employer may also become a Participating Employer effective as of a date specified by it in its adoption of the Plan. Also with such Company consent, any such adopting employer may modify the provisions of the Plan as they shall be applicable to its employees. Any Successor Employer to the Company shall also be a Participating Employer.


     Section 2.23 Plan.  "Plan" means the Company's particular plan evidenced by
                  ----
this plan document, accompanying Adoption Resolution and Acceptance Agreement, any trust agreement, and any amendments, all as executed by the Company.

     Section 2.24 Plan Assets.  "Plan Assets" means the aggregate of assets
                  -----------
described in Section 9.1.

     Section 2.25 Plan Year.  The "Plan Year" means the calendar year and the
                  ---------
first effective partial calendar year, if any.


     Section 2.26 Qualified Domestic Relations Order.  "Qualified Domestic
                  ----------------------------------
Relations Order" means a judgment, decree, or order (including approval of a property settlement agreement) pursuant to a state domestic relations law (including a community property law) that provides benefits to an alternate payee in accordance with Code Section 414(p) and ERISA Section 206(d).


     Section 2.27 Qualified Employee.  "Qualified Employee" means any individual
                  ------------------
who is employed by a Participating Employer, and whose wages and working conditions are covered by a collective bargaining agreement between the Company or Participating Employer and the Union, or any extension or renewal thereof, during any part of a payroll period. Qualified Employee shall not include, however, any employee who has elected volunteer surplus status, or who is a Leased Employee.



     Section 2.28 Successor Employer.  A "Successor Employer" is an entity that
                  ------------------
succeeds to the business of a Participating Employer through merger, consolidation, acquisition of all or substantially all of its assets, or any other means; provided, however, that in the case of such succession with respect to any Participating Employer other than the Company, the acquiring entity shall be a Successor Employer only if consent thereto is granted by the Company.


     Section 2.29 Termination of Employment.  The "Termination of Employment" of
                  -------------------------
an employee for purposes of the Plan shall be deemed to occur on the date of his resignation, discharge, retirement, or death; provided, however, "Termination of Employment" shall not be deemed to occur upon a transfer between any combination of Participating Employers and Affiliates of a Participating Employer. This term encompasses a voluntary termination by the Employee, as well as an involuntary termination initiated by the Participating Employer.

     Section 2.30 Trustee.  "Trustee" means the corporation or persons acting as
                  -------
trustee appointed under Section 9.2 for the purpose of holding, investing, and disbursing all or a portion of the Plan Assets.


     Section 2.31 Valuation Date.   "Valuation Date" means the date on which
                  --------------
the Fund and Accounts are valued as provided in Article V. "Valuation Dates" will be at least the last day of each month, or such other dates as may be determined by the Committee.


                                  ARTICLE III

                              PLAN PARTICIPATION
                              ------------------

     Section 3.1 Entry Date.   "Entry Date" means the first day of any month on
                 ----------
which Participants may enter the Plan.


     Section 3.2 Eligibility for Participation.   Eligibility to participate in
                 -----------------------------
the Plan shall be determined in accordance with the following:


          (a) Each Qualified Employee of a Participating Employer shall become a Participant in the Plan on the earliest Entry Date on or after the date the Plan becomes effective with respect to his Participating Employer and his Union as evidenced by the execution of an appropriate Acceptance Agreement, and on which he has completed one year Period of Service. For purposes hereof, the following terms shall be defined as follows:

          1) "Period of Service" shall mean the period of time beginning on the day an employee first performs an Hour of Service and ending on the date of his Separation from Service.

          2) "Hour of Service" means each hour for which the employee is directly or indirectly paid or entitled to payment by a Participating Employer or an Affiliate for the performance of duties.

          3) "Separation from Service" date shall mean the earlier of (a) the date of the employee's resignation, retirement, or discharge, or
               (b) the employee's Disability.

          4) "Period of Separation" means the period commencing on the employee's Separation from Service date and ending on the date the employee again performs an Hour of Service.

          (b) In determining a one year Period of Service for purposes of eligibility to participate, the following Periods of Separation shall be taken into account:

           1) If an employee separates from service by reason of a resignation, discharge, Disability, or retirement and then performs an House of Service within 12 months of the Separation from Service date, the Period of Separation shall count as a Period of Service; and

           2) If an employee separates from service by reason of a resignation, discharge, Disability or retirement during an absence from service, and then performs an Hour of Service within 12 months from the date the employee was first absent from service, the Period of Separation shall be counted as a Period of Service.

         (c) In the case of an employee who separates from service before becoming a Participant hereunder and who returns to the employ of the Employer after incurring a one-year Period of Separation, his Period of Service prior to the one-year Period of Separation shall be disregarded if his Period of Separation equals or exceeds five (5) years.


         (d) In the case of a Participant who separates from service and is reemployed, he shall again become a Participant on the date he again becomes a Qualified Employee.


     Section 3.3 Duration of Participation.  A Participant shall continue to be
                 -------------------------
such until the later of:


         (a)    The date of his Termination of Employment.

         (b) The date all benefits, if any, to which the Participant is entitled hereunder have been distributed to him.


     Section 3.4 No Guarantee of Employment.   Participation in the Plan does
                 --------------------------
not constitute a guarantee or contract of employment with the employee's Participating Employer. Such participation shall in no way interfere with any rights the Participating Employer would have in the absence of such participation to determine the duration of the employee's employment with the Participating Employer.

     Section 3.5 Inactive Participants.  Any Participant who:
                 ---------------------


         (a) is no longer receiving any payroll earnings from a Participating Employer;

         (b)  transfers from the craft or class represented by a Union;

         (c) occupies a position not covered by a collective bargaining agreement (exempt position); or

         (d) discontinues deposits and contributions shall be deemed an Inactive Participant.



                                  ARTICLE IV


                    DEPOSITS, CONTRIBUTIONS, AND ROLLOVERS
                    --------------------------------------

A.   Deposits
     --------

     Section 4.1 Before Tax Deposits.   "Before Tax Deposits" are amounts
                 -------------------
contributed by a Participating Employer at the election of a Participant. A Participant who elects to have Before Tax Deposits made in his behalf shall have his current compensation from his Participating Employer reduced by an amount equal to the Before Tax Deposits in any whole percentage of Certified Earnings ranging from one percent to eight percent, or such other percentage as the Committee may determine. In no event may a Participant elect to defer more than the dollar limit described in Code Section 402(g), as indexed from time to time. However, under Section 4.2, the Committee may, at any time, limit the maximum amount of Before Tax Deposits for an employee or group of employees to a whole or fractional percentage of less than 25 percent. Participant elections regarding Before Tax Deposits are subject to the following:


         (a)   Initial Election.   Each person who has become an Active
               ----------------
     Participant may direct the initial level of his Before Tax Deposits as of the next Entry Date following his election.

         (b)   Subsequent Modifications.  Once each month, an Active Participant
               ------------------------
     may change the rate of his Before Tax Deposits to any amount permitted under this section. In addition, a Participant, may at any time during a Plan Year, discontinue his Deposits. Such elections shall take effect on the first business day of the following month.

         (c)   Election Procedure.  Elections under this section shall be made
               ------------------
     in accordance with rules and procedures established by the Committee. Said rules may require that the election be filed a reasonable time prior to the date it will become effective.

         (d)   Internal Revenue Code Limits.  In no event may the Participant's
               ----------------------------
     Before Tax Deposits to this Plan, together with any elective deferrals to any other tax-qualified retirement plan, exceed the maximum allowable under Code Section 402(g), as adjusted by the Secretary of the Treasury or his delegate in accordance with Code Section 415(d), or other applicable law adjusted for each Plan Year to take into account any cost of living increase prescribed for that year in accordance with the regulations promulgated under Section 402(g).


     If the Participant notifies the Committee in writing no later than March 1 following the close of a taxable year of the amount of any excess Before Tax Deposits due solely to the limits in this paragraph (d) of this subsection 4.1, the Plan may, but need not, distribute such excess and any gain or loss allocable to such excess to such Participant no later than April 15 following such taxable year. If so distributed, such excess shall not be included as an Annual Addition for the immediately preceding Plan Year. The Participating Employers shall cause the Before Tax Deposits, with respect to any month, to be paid as early as practicable during the following month. Before Tax Deposits shall be reflected in Accounts as provided in Article V.

B.   Limitations on Deposits
     -----------------------

     Section 4.2 Limitation on Allocations. Notwithstanding any provisions of
                 -------------------------
the Plan to the contrary, allocations to Participants under the Plan shall not exceed the maximum amount permitted under Code Section 415. For purposes of the preceding sentence:

     (a) The Annual Addition with respect to a Participant's Accounts in any Plan Year shall not exceed the lesser of:

     (1) $30,000 adjusted for each Plan Year to take into account any cost of living increase provided for that year in accordance with regulations prescribed by the Secretary of the Treasury;

     (2)  25 percent of such Participant's compensation, as defined in Code
     Section 415(c)(3) and the regulations thereunder, for such Plan Year.

     (b) If, for any Plan Year, the limitations described in subsection (a) would be exceeded with respect to any Participant, the Annual Additions shall be adjusted in accordance with the following, but only to the extent necessary to reduce the Annual Additions to the level permitted in subsection (a):

     (1) The Participant's share of Before Tax Deposits under Code Section 401(k) shall be reduced and his Participating Employer shall pay an equivalent amount to him in cash.

     (2) If, after the adjustment in (1), there is an excess amount with respect to a Participant for a Plan Year, such excess amount shall be held unallocated in a suspense account. The suspense account will be applied to reduce future Participating Employer contributions for all Participants in the next Plan Year, and in each succeeding Plan Year, if necessary. The suspense account will participate in gains and losses of the Plan Assets.

     (c) The following definitions shall be applicable for purposes of this section:

     "Annual Addition" means employer contributions (including contributions made under Code Section 401(k)). An Annual Addition with respect to a Participant's Accounts shall be deemed credited thereto with respect to a Plan Year if it is allocated to the Participant's Accounts under the terms of the Plan as of any date within such Plan Year.

     (d)  Defined Benefit Plans.  If a Participant in this Plan is or was also a
          ---------------------
Participant in a defined benefit plan, as defined in Section 414(j) of the Code, maintained by the Participating Employer or any Affiliate, then in addition to the limitations contained in Section 4.1 of this Plan, the projected benefit of the

     Participant under the defined benefit plan shall be limited to the extent necessary to comply with the limitation set forth in Code Section 415(e).

          (e)  Limitation of Certain Annual Compensation to $200,000. Certified
               -----------------------------------------------------
     Earnings, and any other elements of remuneration considered under the Plan, shall be limited as necessary to comply with the requirement of Code
     Section 401(a)(17) (and related Code sections and regulations) such that the annual compensation (within the meaning of such Code sections and regulations) of each Employee taken into account under the Plan for the year shall not exceed $200,000 (or such adjusted amount as may be prescribed by the Secretary of the Treasury in connection with the adjustments prescribed under Code Section 415(d)).


     Section 4.3 Adjustment of Deposits If Required By Code Section 401(k). If
                 ---------------------------------------------------------
necessary to satisfy the requirements of Code Section 401(k), Before Tax Deposits shall be adjusted as follows:


          (a) Each Plan Year the Committee shall calculate the deferral percentage for each Active Participant. Each such Participant's "deferral percentage" is calculated by dividing his compensation, as defined in Code
     Section 414(s), for the Plan Year into the total Before Tax Deposits which would be allocated to such Participant's Account for said Plan Year but for the limitations imposed by this section.


          (b) Each Plan Year the Committee shall calculate the average deferral percentage for Participants who are Highly Compensated Employees and the average deferral percentage for Participants who are not Highly Compensated Employees, subject to the following:


          In each case the average is the average of the percentages calculated under subsection (a) for all of the employees in the particular group.


          (c) If the requirements of either paragraph (1) or (2) are satisfied, then no further action is needed under this section:

               (1) The average deferral percentage for Highly Compensated Participants is not more than 1.25 times the average deferral percentage for not Highly Compensated Participants.


               (2) The excess of the average deferral percentage for Highly Compensated Participants over the average deferral percentage for not Highly Compensated Participants is not more than two percentage points, and the average deferral percentage for Highly Compensated Participants is not more than 2.0 times the average deferral percentage for not Highly Compensated Participants.

         (d) If neither of the requirements of paragraph (c)(1) nor the requirements of paragraph (c)(2) are satisfied, then one or more of the following adjustments shall be made to the extent the Committee deems reasonably necessary so that the requirements of one of those paragraphs are satisfied.


               (1) The maximum percentage of Certified Earnings which the Participating Employers may contribute as a Before Tax Deposit with respect to any Highly Compensated Employee shall be reduced.

               (2) The Participating Employers shall limit future Before Tax Deposits with respect to Highly Compensated Employees.

               (3) The Participating Employers shall distribute the excess amount of such deposits (and gain or loss attributable thereto) to Highly Compensated Employees in the order of their average deferral percentages, beginning with the Highly Compensated Employees with the highest average deferral percentage until the limitations of this section are met. Except as otherwise required by applicable regulations, any amount distributed under this paragraph within two and one-half months after the close of the prior Plan Year shall be included in the Participant's taxable wages for the Plan Year for which the contribution was made. Any amount distributed hereunder more than two and one-half months after the close of the prior Plan Year shall be included in the Participant's taxable wages for the Plan Year in which the distribution was made. The distribution described in this section may be made notwithstanding any other Plan provisions.

          (e) In order to comply with Code Sections 401(k) and regulations adopted pursuant thereto, and to perform any appropriate testing procedures in connection therewith, the Committee shall have the discretion to aggregate or disaggregate Unions representing different collective bargaining units in any appropriate manner.

     Section 4.4 Rollovers.  Amounts which have been received by or on behalf of
                 ---------
a Participant from any other qualified employee benefit plan may, in accordance with uniform, nondiscriminatory procedures designed to protect the qualification and the integrity of the administrative design of the Plan, be transferred by or on behalf of the Participant to this Plan in cash only, provided the following conditions are satisfied:

         (a) Amounts that have previously been distributed to or on behalf of the Participant from another qualified plan and rolled over to this Plan shall be fully vested and shall be credited to the Participant's Rollover Account.

         (b) The amounts tendered to the Committee must have previously been received by or on behalf of the Participant as a qualified total distribution described in Code Section 402(a)(5) and must be transferred following a distribution from:


               (1)  A plan qualified under Code Section 401(a); or

               (2) A rollover or conduit individual retirement account or annuity which has received a Rollover Contribution described in Code Section 408(d)(3) (determined without regard to Section 408(D)(3)(D) thereof.

         (c) The amounts tendered must not include nondeductible employee contributions to a qualified plan by a participant or amounts attributed to:


               (1) Contributions to an individual retirement account or annuity that are deductible under Code Section 219;

               (2) Accumulated deductible Employee Contributions described in Code Section 72(o)(5)(B); or

               (3)  A partial distribution described in Code Section
                    402(a)(5)(D).


         (d) The transfer to this Plan of amounts described in paragraph (b) will only be accepted if the Participant presents to the Committee the Internal Revenue Service Form 1099, or equivalent, or the original and any other distribution checks, a copy thereof, or, where such evidence is unavailable, then such other evidence as the Committee may require to ensure that they verify the nature of the amount and ensure that its receipt will not adversely affect the qualified status of this Plan.

         (e) Amounts must be received by the Committee not later than 60 days after a distribution was received by or on behalf of the Participant.

         (f) In any case in which the Committee believes that acceptance of the rollover might have adverse effect on the qualification of the Plan, the advice of counsel selected by the Committee shall be determinative as to whether the rollover should be accepted.

     Rollover amounts shall be transmitted to the Trustee to be invested in such Investment Funds as the Participant may select in accordance with the rules provided in Article V.


                                   ARTICLE V

                         INVESTMENT FUNDS AND ACCOUNTS
                         -----------------------------

     Section 5.1 Accounts for Participants.  An Account shall be established
                 -------------------------
under the Plan for each Participant who elects to have deposits made in his behalf. All Before Tax Deposits with respect to a Participant shall be credited to his Account.

     Section 5.2 Investment Funds.  At least four (4) Investment Funds shall be
                 ----------------
established at the direction of the Committee. The Committee shall determine the types of investments to be held in each Investment Fund and the investment manager or trustee responsible for selecting investments. Income on investments of each Investment Fund shall be reinvested in the same Investment Fund.

     Section 5.3 Investment Fund Designations.  Deposits shall be invested in
                 ----------------------------
the Investment Funds referred to in Section 5.2, pursuant to the self-directed designations by the respective Active and Inactive Participants.

      No more than once each day in each Plan Year, such Participant may change his designation of the Investment Funds in which future Deposits shall be invested.

     No more than once each day in each Plan Year, such Participant also may direct a transfer of all or a part of his Account among the various Investment Funds.

     Elections under this section shall be made in accordance with rules and procedures established by the Committee. Said rules may require that the election be made a reasonable time prior to the date it will become effective.

     Section 5.4 Valuation of Investment Funds.  As of each Valuation Date, the
                 -----------------------------
Trustee shall determine, in accordance with generally accepted accounting principles, the fair market value of each Investment Fund. Promptly thereafter, the Trustee shall advise the Committee of the values so determined.

     Section 5.5 Valuation of Accounts in Investment Funds.  There shall be
                 -----------------------------------------
determined as of each Valuation Date the value of each Participant's various accounts in the Investment Funds. The value of each such Account shall be adjusted to reflect the effect of income, realized and unrealized profits and losses, withdrawals, interfund transfers, and all other transactions since the next preceding Valuation Date.

     Section 5.6 Statement of Account.  The Committee shall issue a statement
                 --------------------
valuated as of the end of each quarter during each Plan Year advising each Active and Inactive Participant of the amount held in his Account.



                                  ARTICLE VI

                          DESIGNATION OF BENEFICIARY
                          --------------------------

     Section 6.1 Persons Eligible to Designate.  Any Participant may designate a
                 -----------------------------
Beneficiary, and any Beneficiary may designate a successor Beneficiary, to receive any amount payable from the Fund as a result of the Participant's death. The Beneficiary may be one or more persons, natural or otherwise. By way of illustration, but not by way of limitation, the Beneficiary may be an individual, trustee, executor, or administrator. Subject to Section 6.2, a Participant or Beneficiary may also change or revoke a designation previously made without the consent of any Beneficiary named therein.

     Section 6.2 Special Requirements for Married Participants.  Notwithstanding
                 ---------------------------------------------
the provisions of Section 6.1, as required by ERISA, if a Participant is married at the time of his death, his Beneficiary shall be his spouse, unless the spouse has consented in writing to the designation of a different Beneficiary by name, the spouse's consent acknowledges the effect of the election, and the spouse's consent is witnessed by a representative of the Plan or a notary public. The previous sentence shall not apply if it is established to the satisfaction of the Committee that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations.

     Section 6.3 Form and Method of Designation.  Any designation or a
                 ------------------------------
revocation of a prior designation of Beneficiary shall be in writing on such form as the Committee may prescribe and shall be filed with the Committee. The Committee and all other parties involved in making payment to a Beneficiary may rely on the latest Beneficiary designation on file with the Committee at the time of payment or may make payment pursuant to Section 6.4 if an effective designation is not on file, shall be fully protected in doing so, and shall have no liability whatsoever to any person making claim for such payment under a subsequently filed designation of Beneficiary or for any other reason.

     Section 6.4 No Effective Designation. If there is not on file with the
                 ------------------------
Committee an effective designation of Beneficiary by a deceased Participant, his Beneficiary shall be the person or persons surviving him in the first of the following classes in which there is a survivor, share and share alike:

         (a)   His spouse.

         (b) His biological and legally-adopted children, except that if any of his children predecease him but leave issue surviving him, such issue shall take by right of representation the share their parent would have taken, if living.

         (c)   His parents.

         (d)   His brothers and sisters.

         (e)   His personal representative (executor or administrator).

Determination of the identity of the Beneficiary in each case shall be made by the Committee.

                                  ARTICLE VII


                   BENEFIT REQUIREMENTS; WITHDRAWALS; LOANS
                   ----------------------------------------

     Section 7.1 Vesting. The interest of a Participant in his Account shall be
                 -------
fully vested in him at all times.

     Section 7.2 Benefit on Termination of Employment. If a Participant's
                 ------------------------------------
Termination of Employment occurs (for any reason other than his death), he shall be entitled to a benefit equal to the value of his Account, determined as of the Valuation Date coincident with or next following his Termination of Employment. The benefit shall be paid at the times and in the manner determined under
Article VIII.

     Section 7.3 Death. If a Participant's Termination of Employment is the
                 -----
result of his death, his Beneficiary shall be entitled to a benefit equal to the value of his Account, determined as of the Valuation Date coincident with or preceding the date of distribution. If a Participant's death occurs after his Termination of Employment, his Beneficiary shall be entitled to such benefit as the Participant would have been entitled thereafter from the Fund had he lived. Benefits to which Beneficiaries become entitled under this section shall be paid at the times and in the manner determined under Article VIII.

     Section 7.4 Divorce. Benefits under the Plan may be paid to an Alternate
                 -------
Payee pursuant to a court order that is determined by the Committee to be a Qualified Domestic Relations Order as described in Code Section 414(p) and ERISA
Section 206(d).

     Section 7.5 Withdrawals While Employed. A Participant whose benefits have
                 --------------------------
not commenced under Sections 7.2 and 7.3 may make withdrawals from his Account subject to the following rules:

          (a) Any Participant that has not attained age 59-1/2 may request a withdrawal from his Account, excluding earnings on his Before Tax Deposits, for the purpose of enabling him to meet a hardship imposed by an unusual or special situation in his financial affairs.

              (1) For purpose of this Section 7.5 "financial hardship" means an immediate and heavy financial need occurring in the personal financial affairs of the Participant (including a need that is reasonably foreseeable or voluntarily incurred by the Participant) as determined by the Committee based on all relevant facts and circumstances, taking into consideration that the need to pay the funeral expenses of a family member would generally constitute an immediate and heavy financial need and the need to purchase a boat or television set generally would not. In any event, the following distributions shall be deemed to be made on account of an immediate and heavy financial need:

           (i) Payment of medical expenses (described in Code Section 213(d)) previously incurred by the Participant, the Participant's spouse, or dependents (as defined in Code Section 152), or necessary for these persons to obtain medical care.

           (ii) Purchase, excluding mortgage payments, of a principal residence for the Participant.

           (iii) Payment of tuition for the next twelve months of post-secondary education for the Participant, the Participant's spouse, children, or dependents.

           (iv) Payment to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant's principal residence.

           (v) Such other deemed financial needs as published from time to time by the Commissioner of Internal Revenue.

     (2) A hardship distribution may not exceed the amount necessary to meet the immediate and heavy financial need created by the hardship and must not be capable of being satisfied from other resources reasonably available to the Participant, generally including assets held by his spouse or minor children, but not including assets held for a child under an irrevocable trust or under the Uniform Gift to Minors Act. The amount necessary to meet the immediate and heavy financial need shall include an additional amount calculated to cover any federal, estate, or local income taxes or penalties reasonably anticipated to result from the distribution, where such additional amount is requested by a Participant in his application for withdrawal, and provided that such increase is allowed under Code
           Section 401(k) and implementing regulations. The Committee shall consider all relevant facts and circumstances and will generally treat the requested distribution as necessary to meet the financial need upon receipt of a certification from the Participant that his financial need cannot reasonably be relieved:

           (i)  Through reimbursement or compensation by insurance or otherwise;

                    (ii) By reasonable liquidation of the Participant's assets, to the extent that such liquidation itself is feasible and does not itself cause an immediate and heavy financial need;

                    (iii) By suspension of the Participant's Before Tax Deposits under the Plan; or

                    (iv) By other distributions or nontaxable loans from plans maintained by the Employer and any other employer, or by borrowing, including a loan from the Participant's Account under this Plan, if such loans are permitted, from commercial sources on reasonable commercial terms.

               (3) The Committee may, without further investigation, accept the certification of the Participant as to the foregoing matters unless it has reason to believe the statement is in error. In addition, hardship withdrawals shall be further limited to prevent the distribution of earnings on Before Tax Deposits.

          (c) Application for withdrawals shall be made on such forms as the Committee prescribes and may be made at any time, effective upon the last day of the month following satisfaction of the advance notice requirements specified by the Committee. Distributions of withdrawals shall be made in a lump sum as soon as is administratively possible following such date. Withdrawal distributions shall be based on the value of a Participant's Account as of the Valuation Date immediately preceding, or coinciding with, the effective date of the withdrawal. A Participant may make more than one hardship withdrawal in any one Plan Year.

          (d)  All hardship distributions will be paid in a lump sum in cash.

          (e) All hardship distributions will be withdrawn pro rata from available funds in each of the Investment Funds in the applicant Participant's Account at the time that the application is approved by the Committee.

     Section 7.6  Plan Loans to Participants who are Current Employees. The
                  ----------------------------------------------------
Committee, in its discretion, may authorize a loan to a Participant who is a current employee of a Participating Employer and who makes application therefor. Each such loan shall be subject to the following provisions:

         (a) The amount of any loan to such Participant shall not exceed whichever of the following amounts is less:


              (1)  $50,000, or

              (2) 50% of the Participant's Account balance as of the Valuation Date immediately preceding the date the loan is made.


         (b)  A loan may not be less than $1,000.

         (c)  Only one loan may be outstanding to a Participant at any one time.

         (d) To receive a loan from the Plan, such Participant must authorize a promissory note in the proper amount on a form or in an electronic medium and manner prescribed by the Committee and authorize payroll deductions for payment of interest and principal in accordance with procedures adopted by the Plan. To secure repayment of the loan, the Participant shall, within the 90 day period before the loan is made, consent to any distribution resulting from a set-off of the loan against the Participant's Account. Each loan shall be adequately secured as determined by the Committee. A loan shall be considered adequately secured when, at the time the loan is initially approved, the outstanding balance does not exceed 50% of the amount in the Participant's Account in which the Participant would have a vested interest in the event of his Termination of Employment.


         (e) The Committee shall determine the rate of interest to be paid with respect to each loan, which shall be a reasonable rate of interest within the meaning of Section 408(b)(1)(D) of ERISA and the regulations promulgated thereunder. If considered reasonable under such standard, the interest rate will be one percentage point above the prime rate, as shown in the Money Rates published in The Wall Street Journal on the first
                                     -----------------------
     business day of the month immediately prior to the quarter in which the loan is approved. The interest rate so determined shall be fixed for the term of the loan.


         (f) Each such loan shall provide for repayment in installments of interest and principal through regular payroll deductions. The obligation to make repayments of principal and interest shall be suspended during the period not to exceed 90 days that such Participant is laid off and the loan and the term of the loan will be automatically extended by the length of layoff; provided, however, in no event may the term of the loan exceed five years. Where it is not feasible in such a case to continue processing the loan repayments as payroll deductions under a payroll system that currently covers such Participant, the repayments shall be made by such Participant at least quarterly. Such Participant shall be entitled to prepay, without penalty, the total accrued interest and outstanding principal amount of the loan by direct payment.

          (g) Each loan shall extend for a stated period determined by agreement of such Participant and the Committee, up to five years. Any outstanding loan shall become due and payable as of the end of the second month following the month of the Participant's Termination of Employment.

          (h) In the event Termination of Employment occurs and such Participant (i) either receives an immediate distribution of his remaining Account balance in the Plan or does not pay the total accrued interest and outstanding principal amount of the loan within 60 days or (ii) is in default for 90 days on any required loan payment prior to his repayment of the total principal and interest on an outstanding loan under the Plan, such Participant's note shall be cancelled and the principal deemed distributed to him or, if applicable, his Beneficiary. The amount distributed will be considered a withdrawal and will be subject to applicable tax penalties, and the vested interest in the Participant's Account shall be correspondingly reduced.

          (i) In accordance with the foregoing standards and requirements, loans shall be available to all such Participants on a reasonably equivalent basis.

          (j) All loans shall be governed by such guidelines as the Committee may adopt, and applications for loans shall be made on such forms or in such manner as the Committee may provide for such purpose. The Committee may revise such guidelines or such application at any time and for any reason.

          (k) The Committee shall cause to be furnished to any such Participant receiving a loan any information required to be furnished pursuant to the Federal Truth in Lending Act, if applicable, or pursuant to any other applicable law.

          (l) The portion of such Participant's or Beneficiary's Account represented by the outstanding loan principal shall be segregated and shall not share in the income or losses of the Fund. In lieu thereof, all interest paid by such Participant on the loan shall be allocated to the Participant's Account.

          (m) All loans will be made in cash, to be withdrawn pro rata from available funds in each of the Investment Funds in the Participant's Account at the time that the loan is approved by the Committee.

          (n) Notwithstanding any other provision in this Plan to the contrary, the Company may amend the Plan at any time to cease the granting of loans under this Plan.

     Section 7.7 Distribution Rollovers. Notwithstanding any provision of the
                 ----------------------
Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover. In carrying out this Section, the Committee may mail the distribution to the Distributee.

     The following definitions apply to distribution rollovers permitted under this subsection.

     (a) "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) "Eligible Retirement Plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) "Distributee" includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         (d) "Direct Rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.



                                 ARTICLE VIII

                           DISTRIBUTION OF BENEFITS
                           ------------------------

     Section 8.1 Time and Method of Payment.  The benefit to which a Participant
                 ---------------------------
or Beneficiary may become entitled under Article VII shall be distributed to him as soon as practicable after he becomes so entitled or after the deferred distribution date and in the following manner: Payment in a single lump sum, as soon as practicable after the Valuation Date which is coincident with or immediately following Termination of

Employment or after any deferred Valuation Date; provided, however, that a Participant or Beneficiary having an interest in the Burlington Northern Inc. Stock Fund may elect to receive a final distribution of that investment in shares of stock, except that fractional shares will be paid in cash.

         (a) The precise timing of any distribution is subject to normal processing delays and any other administrative exigencies or special circumstances affecting the distribution and cannot, therefore, be guaranteed. However, distributions will normally be paid within approximately 45 days after the end of the month following the later to occur of (i) the Participant's Termination of Employment or other distribution event, or (ii) receipt of any properly completed election form that is necessary to process the distribution. No interest or investment gains or losses will be allocated for the processing period with respect to an amount that is distributed. Moreover, unless the Participant otherwise elects in accordance with the Plan, the payment of his benefits must begin no late than the sixtieth day after the close of the Plan Year in which the Participant's Termination of Employment occurs; provided, however, that a Participant may defer distribution only if his Account balance exceeds $3,500 at that time; and, provided further, that if the amount of the payment to be made cannot be determined by said date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

         (b) A Participant may elect not to take a distribution under subsection (a). In such event, he shall remain a Participant until distribution, and his Account shall be subject to an annual expense fee of $28.00, or such other amount as the Committee may, in its discretion, determine to be reasonable. Such amount will be deducted directly from the Participant's account.

         (c) In all events, a distribution of all benefits must occur by April 1, following the calendar year in which the Participant attains age 70-1/2 and must in all events comply with Code Section 401(a)(9) and regulations promulgated thereunder.

          (d) If the Participant dies before receiving a distribution, the Participant's Account (less any outstanding loan) shall be distributed to his Beneficiary in an immediate single lump sum payment.

          (e) Notwithstanding anything in the Plan to the contrary, amounts credited to a Participant's Before Tax Deposits Account are not distributable to a Participant or his Beneficiaries except on or after Termination of Employment, death, or Disability. Such amounts may also be distributed upon:

               (i) termination of the Plan without the establishment of a successor plan;

               (ii) the date of the sale by the Participating Employer of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business with respect to an employee who continues employment with the entity acquiring such assets; or

              (iii) the date of the sale by the Participating Employer of its interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to an employee who continues employment with such subsidiary.

Before Tax Deposits, by not earnings thereon, may also be distributed account of financial hardship in accordance with Section 7.5 of Article VII of this Plan.

     Section 8.2 Accounting Following Termination of Employment. If distribution
                 ----------------------------------------------
of all or any part of a benefit is deferred or delayed for any reason, the undistributed portion of any Account shall continue to be revalued as of each Valuation Date as provided in Article V.

     Section 8.3 Source of Benefits. All benefits to which persons become
                 ------------------
entitled hereunder shall be provided only out of the Plan Assets and only to the extent that the Plan Assets are adequate therefor. No benefits are provided under the Plan except those expressly described herein.

     Section 8.4 Incompetent Payee.  If a person entitled to payments hereunder
                 -----------------
is disabled from caring for his affairs because of mental condition, physical condition, or minority age status, payment due such person may be made to such person's guardian, conservator, or other legal or personal representative upon furnishing the Committee with an appropriate court order from a court of competent jurisdiction. Prior to the furnishing of such evidence, the Committee may make payments to the person or institution then caring for or maintaining the person under disability. The Committee shall have no liability with respect to payments so made. The Committee shall have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

     Section 8.5 Benefits May Not be Assigned or Alienated.  Except as otherwise
                 -----------------------------------------
expressly permitted by the Plan or required by law, the interests of persons entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, or directly or indirectly. However, the Plan shall comply with the provisions of any court order which the Committee determines is a Qualified Domestic Relations Order as defined in Code
Section 414(p) and ERISA Section 206(d).

     Section 8.6 Payment of Taxes.  The Plan Trustee may pay any estate,
                 ----------------
inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which, in the Trustee's opinion, it shall be or may be required to pay out of such benefit. The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

     Section 8.7 Conditions Precedent.  No person shall be entitled to a benefit
                 --------------------
hereunder until his right thereto has been finally determined by the Committee and until he has submitted to the Committee relevant data reasonably requested by the Committee, including, but not limited to, proof of birth or death.

     Section 8.8 Company Directions to Trustee.  The Company shall issue such
                 -----------------------------
directions, written or otherwise, to the Trustee as are necessary to accomplish distributions to the Participants and Beneficiaries in accordance with the provisions of the Plan.

                                  ARTICLE IX


                                     PLAN
                                     ----

     Section 9.1 Composition.  All sums of money and all securities and other
                 -----------
property received by the Trustee for purposes of the Plan, together with all investments made therewith, the proceeds thereof, and all earnings and accumulations thereon, and the part from time to time remaining shall constitute the "Plan Assets." The Committee may cause the Plan Assets to be divided into any number of parts for investment purposes or any other purposes necessary or advisable for the proper administration of the Plan.

     Section 9.1 Trustee.  The Plan Assets may be held and invested as one fund
                 -------
or may be divided into any number of parts for investment purposes. Each part of the Plan Assets, or the entire Plan Assets if it is not divided into parts for investment purposes, shall be held and invested by one or more trustees. The trustee or trustees so acting with respect to any part of the Plan Assets is referred to herein as the Trustee with respect to such part of the Plan Assets. The selection and appointment of each Trustee shall be made by the Committee. The Committee shall have the right at any time to remove a Trustee, in which case the Committee may appoint a successor thereto, subject only to the terms of any applicable trust agreement. The Committee shall have the right to determine the form and substance of each trust agreement under which any part of the Plan Assets are held, subject to the requirement that they are not inconsistent with the provisions of the Plan. Any such trust agreement may contain provisions pursuant to which the Trustee will make investments on direction of a third party.


     The form and term of any trust agreement and any subsequent amendment thereto is subject to the written consent of the Committee. The appointment or removal of an investment manager shall, likewise, be made only with the written consent of the Committee.

     Section 9.3 Compensation and Expenses of Trustee. The Trustee shall be
                 ------------------------------------
entitled to receive such reasonable compensation for its services as may be agreed upon with the Committee. The Trustee shall also be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of its services. Such compensation and reimbursements shall be paid by the Company.

     Section 9.4 Investment Fees and Expenses. All fees and related expenses
                 ----------------------------
charged or incurred in investing the Plan Assets as provided in the Plan shall be paid out of the Plan Assets.

     Section 9.5 No Diversion. The Plan Assets shall be for the exclusive
                 ------------
purposes of providing benefits to Participants under the Plan and their beneficiaries and defraying reasonable investment fees and expenses under the Plan. No part of the corpus or income of the Plan Assets may be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their beneficiaries. Notwithstanding the foregoing:

          (a) If any contribution or portion thereof is made by a Participating Employer by a mistake of fact, the Trustee shall, upon written request of the Participating Employer, return such contribution to the Participating Employer within one year after the payment of the contribution to the Trustee.

         (b) Contributions by a Participating Employer are conditioned upon initial qualification of the Plan as to such Participating Employer under Code Section 401(a). If the Plan does not qualify as to such Participating Employer, the Trustee shall, upon written request of the Participating Employer, return the amount of such contribution to the Participating Employer within one year after the date of denial of qualification of the Plan.

          (c) If any contribution by a Participating Employer is conditioned upon the deductibility of the contribution under Code Section 404, then, to the extent the deduction is deemed disallowed, the Trustee shall, upon written request of the Committee, return such contribution (to the extent disallowed) to the Participating Employer within one year after the disallowance of the deduction.

          (d) If any amounts remain in a suspense account under Code Section 415 upon termination of the Plan, such amounts may revert to the Company.

                                   ARTICLE X

                            ADMINISTRATION OF PLAN
                            ----------------------

     Section 10.1 Named Fiduciaries. The Fiduciaries named in this Section shall
                  -----------------
have only those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan or the Trust. The Participating Employers shall have the sole responsibility for making the contributions specified in Article IV. The Company shall have the sole authority to appoint and remove the Trustee. The Company shall have the sole authority to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust, all as specifically provided in the Trust Agreement. A fiduciary may rely upon any direction, information, or action of another fiduciary as being proper under this Plan, without the need to inquire into the propriety of any such direction, information, or action. It is intended under this Plan and the Trust that each fiduciary shall be responsible for the proper exercise of his or its own powers, duties, responsibilities, and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust fund in any manner against investment loss or depreciation in asset value. Any party may serve in more than one fiduciary capacity with respect to the Plan or Trust.

     Section 10.2 Employee Benefits Committee. Responsibility for the general
                  ---------------------------
administration of the Plan and for implementing and carrying out the provisions hereof shall be placed in a Committee of three or more members, each of whom shall be an employee of a Participating Employer and each of whom shall be appointed by the Chief Executive Officer of the Company and serve at the pleasure of the latter. Any member of the Committee may resign by notice in writing filed with the Secretary of the Committee, such resignation to become effective no earlier than the date of such written notice.


     All usual and reasonable expenses of administering the Plan, including expenses of the Committee, will be paid by the Participating Employer.

     Section 10.3 Organization of Committee.  The Committee shall elect a
                  -------------------------
Chairman and a Secretary. The Secretary need not be one of the members of the Committee. The Committee shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust fund pursuant to the provisions of the Plan. The Committee may authorize one or more of its number, or any agent, to direct any payment on behalf of the Committee (including instructions to the Trustee as to the application or disbursement of the Trust fund) and may appoint agents and clerks, and retain such professional services, including legal, medical, accounting, record keeping, and actuarial specialists, as may be required in carrying out the provisions of the Plan.

     The Committee shall hold meetings upon notice, at such place or places, and at such time or times, as they may determine. A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or actions taken by the Committee at a meeting shall be by vote of the majority of the Committee present.

     Action by the Committee may be taken without a formal meeting by the written authorization of all of the members thereof. A Committee member shall be disqualified from acting upon any matter affecting only himself.

     Section 10.4 Procedures.  The Committee shall adopt administrative rules as
                  ----------
it deems desirable and shall keep all such books of accounts, records, and other data as may be necessary for the proper administration of the Plan. The Committee shall keep a record of all actions and forward all necessary communications to the Trustee, Company, or Participating Employers, Participants, inactive Participants, Beneficiaries, Alternate Payees, providers of services to the Plan, and other interested parties, as the case may be.

     Section 10.5 Committee's Powers and Duties. The Committee shall have such
                  -----------------------------
powers, duties, and discretion as may be necessary to discharge its functions hereunder, including, but not limited to, the following:

          (a) To construe and interpret the Plan, to decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

          (b) To make a determination as to the right of any person to a benefit;

          (c) To obtain from the Participating Employers and from employees such information as shall be necessary for the proper administration of the Plan and, when appropriate, to furnish such information promptly to the Trustees or other persons entitled thereto;

          (d) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

          (e) To furnish Participating Employers, upon request, such reports with respect to the administration of the Plan as are reasonable and appropriate;

          (f) To establish and maintain such Accounts in the name of the Participating Employers and of each Participant as are necessary;

          (g) To instruct the Trustee with respect to the payment of benefits hereunder;

          (h) To provide for any required bonding of fiduciaries and other persons who may from time to time handle Plan Assets;

          (i) To prepare and file any reports required by the Code, ERISA, The Securities Act of 1933, The Securities Exchange Act of 1934, or any other applicable law;

          (j) To engage an independent public accountant to conduct such examinations and to render such opinions as may be required by ERISA;

          (k) To allocate contributions and Trust fund earnings and investment gains or losses to the Accounts of Participants;

          (l) To correct any errors and remedy any defects in the administration of this Plan, including, if necessary, by requiring any Participating Employer to make a Qualified Nonelective Contribution that prevents discrimination under Code Section 401(k) or 401(m) without materially increasing the cost of the Plan;

          (m) To establish reasonable claims procedures in accordance with the terms of this Plan and ERISA; and

          (n) To establish procedures for identifying and complying with Qualified Domestic Relations Orders.

     Section 10.6  Committee's Decisions Conclusive. The Committee shall
                   --------------------------------
exercise its power hereunder in a uniform and nondiscriminatory manner. Any and all disputes with respect to the Plan which may arise involving Participants or their Beneficiaries shall be referred to the Committee and its decision shall be final, conclusive, and binding. Furthermore, if any question arises as to the meaning, interpretation, or application of any provision hereof, the decision of the Committee with respect thereto shall be final.

     Section 10.7  Indemnity. The Company shall indemnify each member of the
                   ---------
Committee (which, for purposes of this section, includes any employee to whom the Committee has delegated fiduciary duties) against any and all claims, losses, damages, expenses, including counsel fees, incurred by the Committee and any liability, including any amounts paid in settlement with the Company's approval, arising from the member's or the Committee's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such member. The right of indemnity described in the preceding sentence shall be conditioned upon (i) the timely receipt of notice of any claim asserted against the Committee member, which notice, in the event of a lawsuit, shall be given within ten days after receipt by the Committee member of the complaint, and (ii) the receipt by the Company of an offer from the Committee member of an opportunity to participate in the settlement or defense of such claim.

     Section 10.8 Prohibited Transactions. A fiduciary with respect to the Plan
                  -----------------------
shall not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

     Section 10.9 Bonding. Plan personnel shall be bonded to the extent required
                  -------
by ERISA. Premiums for such bonding shall be paid by the Plan unless paid by the Company.

     Section 10.10 Claims Procedure.
                   -----------------

          (a)  Claims for Benefits. Inquiries about benefits under the Plan may
               -------------------
     be made to appropriate persons as designated by the Committee. Formal claims for benefits shall be made in writing to the Chairman of the Committee. Written inquiries to administrative personnel and representatives that cannot be resolved within a reasonable time will be treated as formal claims and forwarded to the Chairman of the Committee, in which case the claimant shall be advised of this action and of the claims procedure under the Plan. The claim procedures for this Plan, including those for review of any claim decision or determination, shall be exclusively those set forth in this Section 10.10. Such procedures shall be in lieu of all other claims procedures, including those under the Railway Labor Act, 45 U.S.C. (S)(S) 151 et seq.

          (b) Notice of Denial of Claim. If a claim for benefits is wholly or
              -------------------------
     partially denied, the Committee shall, within a reasonable period of time, but no later than 90 days after receipt of the claim, notify the claimant of the denial of benefits. If special circumstances justify extending the period up to an additional 90 days, the claimant shall be given written notice of this extension within the initial 90-day period and such notice shall set forth the special circumstances and the date a decision is expected. A notice of denial:

              (1) Shall be written in a manner calculated to be understood by the claimant; and

              (2)  Shall contain (i) the specific reasons for denial of a claim,
                   (ii) specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (iv) an explanation of the Plan's claim review procedures.

         (c)  Request for Review of Denial of Claim. Within 60 days of the
              -------------------------------------
     receipt by the claimant of the written denial of his claim or, if the claim has not been granted within a reasonable period of time (which shall not be less than the 90 days described in subsection (b)), the claimant may file a written request with the full Committee that it conduct a full review of the denial of the claim, including a hearing if deemed necessary by the full Committee. In connection with the claimant's appeal, the claimant may review pertinent documents and may submit issues and comments in writing.


         (d)  Decision of Review of Denial of Claim.  The full Committee shall
              -------------------------------------
     deliver to the claimant a written decision on the claim promptly, but not later than 60 days after the receipt of the claimant's request for such review, unless special circumstances exist which justify extending this period up to an additional 60 days. If the period is extended, the claimant shall be given written notice of this extension during the initial 60-day period. The decision on review of the denial of the claim:


              (1) Shall be written in a manner calculated to be understood by the claimant;

              (2)  Shall include specific reasons for the decision; and

              (3) Shall contain specific references to the Plan provisions on which the decision is based.


     All decisions made under the procedures set out in this section shall be final, binding, and conclusive, subject only to review in accordance with ERISA.

                                  ARTICLE XI


                     PLAN AMENDMENT, TERMINATION, MERGER,
                          AND ADOPTION BY AFFILIATES


     Section 11.1 Amendment and Termination.  The Company expects the Plan to
                  -------------------------
continue indefinitely, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the right to amend, modify, or terminate the Plan for itself and all other Participating Employers at any time by action of the Board of Directors. In addition, the officer or other manager of the Company with principal responsibility for the Company's Human Resources function may approve any modifications or amendments to the Plan that are necessary or appropriate to meet the requirements of the ERISA, the Code, or any other law now in effect or hereafter amended and may also approve any other modification or amendment which does not significantly increase benefit costs. No amendment of the Plan shall cause any part of the Trust fund to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants or their Beneficiaries covered by the Plan. Retroactive Plan amendments may not decrease the accrued benefits of any Participant determined as of the effective date the amendment applies or, if later, as of the time the amendment was adopted; provided, however, that retroactive amendments to preserve the qualification of the Plan shall be permitted to the full extent provided in Section 1140 of the Tax Reform Act of 1986 or in other applicable laws.


     Section 11.2 Distribution Upon Termination.  Upon termination of the Plan
                  -----------------------------
in whole or in part, or upon complete discontinuance of contributions to the Plan by the Participating Employers, the value of the proportionate interest in the Plan Assets of each Participant affected by such termination having an interest in the Plan Assets shall be determined as of the date of such termination or discontinuance. The Accounts of such Participants shall continue to be fully vested and nonforfeitable, and thereafter distribution shall be made to such Participants as directed by the Committee in accordance with the Plan and applicable law.

     Upon the partial termination of the Plan, the Committee may, in its sole discretion, determine the timing of a distribution of the balance of the affected Participants' Accounts in accordance with the provisions of the Plan and applicable law.

     Section 11.3  Corporate Reorganization. The bankruptcy, dissolution,
                   ------------------------
merger, consolidation, or reorganization of the Company or any other Participating Employer, or the sale of all or substantially all of the assets or stock of the Company or any other Participating Employer, shall not automatically terminate the Plan, unless a Plan termination is otherwise required under this Article XI and no provision is made for continuation of the Plan, or the Plan is terminated in accordance with its terms.

     Section 11.4  Plan Merger or Transfer.  In the event of and effective as of
                   -----------------------
the date of merger or consolidation with, or transfer of assets and liabilities of the Plan to or from any other employee benefit plan, each Participant in this Plan will (if the Plan had then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is not less than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer of assets (if this Plan had then terminated).

     In addition, the Committee may implement the following provision regarding Employee transfers by establishing nondiscriminatory rules of general application to administer such provision. Unless and until the Committee exercises such discretion, these provisions shall be of no effect. In the event that an employee covered by this Plan transfers to the employment of an employer which maintains another pension plan and such employee gives his consent to the transaction, all balances to his credit under this Plan shall be transferred directly to the trustee of the other pension plan in compliance with the provisions of this Section 11.4 and the corresponding provison of the other pension plan. Similarly, in the event of the transfer of an employee covered by the other pension plan to the employment of a Participating Employer maintaining this Plan, and subject to the consent of such employee to the transaction, all balances to the credit of such employee in the other plan shall be transferred directly to the Trustee of this Plan in compliance with the like provisions of both plans. Any such transfer shall take place at an administratively convenient time after both plans have satisfied applicable legal requirements, including the furnishing of any necessary advance notices to the Internal Revenue Service. Following such a transfer, the employee's years of participation in the transferring plan shall be carried over and continued under the transferee plan, which shall preserve his vesting and other legally protected rights with respect to the transferred balances.

     Section 11.5 Affiliate Participation. Subject to the approval of the
                  -----------------------
Company, any Affiliate desiring to become a Participating Employer may elect to become a party to the Plan by adopting the Plan for the benefit of its Qualified Employees, with such modification of the terms of the Plan with respect to such employees as the Company may approve, effective as of the date specified in such adoption, by filing with the Company an adoption agreement or such other additional instruments evidencing the adoption as the Company require.

     Section 11.6 Action Binding on Participating Affiliates. As long as the
                  ------------------------------------------
Company is a party to the Plan and the Trust Agreement, it shall be empowered to act thereunder for any Participating Employer in all matters respecting the Committee and the Trustee and the designation of Affiliates and any action taken by the Company with respect thereto shall automatically include and be binding upon any Employer which is a party to the Plan.

     Section 11.7 Termination of Participation of Affiliate. The Company
                  -----------------------------------------
reserves the right, in its sole discretion and at any time, to terminate the participation in this Plan of any or all Participating Employers. Such termination shall be effective immediately upon notice of such termination from the Company to the Trustee and the Employer being terminated. In the event of such termination, this Plan shall not terminate, but the portion of the Plan attributable to the Affiliate shall become a separate Plan, and the Company shall inform the Trustee of the portion of the Plan Assets that is then attributable to the participation of such terminated Affiliate. Such portion shall, as soon thereafter as is administratively feasible, be set apart by the Trustee as a separate Trust which shall be a part of the separate Plan of such terminated Affiliate.

     Any Affiliate may withdraw from the Plan and Trust and end its status as a Participating Employer hereunder, by action of its Board of Directors, after obtaining approval of the Company.

     Thereafter, the administration, control, and operation of the Plan with respect to such terminated Affiliate shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of such terminated Affiliate in accordance with the provisions of Article XI.

                              ADOPTION RESOLUTION

     WHEREAS, Burlington Northern Railroad Company wishes to adopt and implement for its scheduled employees a supplemental retirement savings plan to assist them in their retirement planning, and

     WHEREAS, the foregoing Burlington Northern 401(k) Retirement Savings Plan will provide such assistance for those scheduled employees whose labor organization representatives accept the Plan on behalf of their respective members,

NOW, THEREFORE, IT IS HEREBY RESOLVED, that the foregoing Burlington Northern 401(k) Retirement Savings Plan is adopted by Burlington Northern Railroad Company for its scheduled employees whose labor organization representatives accept the Plan for their respective members, as indicated by execution of the attached Acceptance Agreement.



By: /s/ James B. Dagnon
   ---------------------------
   James B. Dagnon
   Executive Vice President, Employee Relations
   Burlington Northern Railroad Company

   July 30, 1993
   ---------------------------
   Date